SECURITIES LOAN AGREEMENT (the "Agreement") dated October 16, 1997 by and among BancAmerica Robertson Stephens (the "Borrower"), American Securities Transfer & Trust, Inc. not in its individual capacity, but solely as Custodian under the Custodian Agreement dated as of the date hereof (the "Custodian Agreement") between each of the Shareholders (as defined herein) and the Custodian, and each of Abraham D. Gosman and Michael J. Bohnen, not in their individual capacities but solely as Trustees (each a "Trustee") under the Gosman CareMatrix Trust (the "Trust") and that certain group of officers of the Company and other individuals set forth on the Exhibit C hereto (the "Officers and Others Group"). The Custodian is referred to herein as the "Lender". The Trust and any member of the Gosman Group to whom the Trust transfers or assigns shares of Common Stock and the Officers and Others Group are collectively referred to herein as the "Shareholders". Should the Trust assign or sell any shares of Company Common Stock to any member of the Gosman Group, for purposes herewith such member of the Gosman Group shall succeed to the rights and obligations of the Trust hereunder and for purposes herewith "Trust" shall include such member of the Gosman Group.

        Reference is made to that certain Purchase Agreement (the "Purchase Agreement") dated August 12, 1997, among the Initial Purchasers listed in Schedule A thereto and CareMatrix Corporation (the "Company").

        The parties hereto agree as follows:

        1. Loans of Securities.

        1.1 Subject to the terms and conditions of this Agreement, Borrower may, from time to time following the effectiveness of the registration statement provided for in the Registration Rights Agreement (as defined in Section 15 below), initiate a transaction whereby Lender will be obligated to lend securities to Borrower. Borrower shall initiate a Loan by making a written request, in a form agreeable to the parties hereto (a "Request"), that Lender make such a Loan. Each Request shall state a number of shares of common stock (the "Company Common Stock") of the Company that Borrower wishes Lender to loan to Borrower hereunder. So long as the total number of shares of Company Common Stock borrowed under this Agreement and not yet returned would not, after giving effect to any Request, be greater than the lesser of (x) 1,150,000 shares of Company Common Stock and (y) the number of shares owned by the Gosman Group and the number of shares owned by members of the Officers and Others Group, so long as such shares are covered by this Agreement, and Borrower is not in Default under this Agreement, such Request shall be a valid request for a Loan under this Agreement. Borrower agrees that, in the event that the number of shares described in clause (y) of the preceding sentence shall be less than the number of shares then borrowed under this Agreement and not yet returned, Borrower will return such number of shares to Lender in accordance with the provisions of
Section 5 below; provided, however, that Borrower will return such shares on the third Business Day following the notice described in Section 5 below. A Loan hereunder shall not occur until the Loaned Securities are delivered. For purposes of this Section 1.1, references to numbers of shares shall be adjusted from time to time to reflect subdivisions, reclassifications, stock dividends and other similar events affecting the Company Common

Stock. The terms "Clearing Organization", "Collateral", "Default", "Gosman Group", "Loan", "Loaned Securities", and certain other terms are defined below.

        1.2 WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN LOANED SECURITIES.

        2. Deliveries of Loaned Securities.

        2.1. Unless otherwise specified in the applicable Request, delivery of Loaned Securities by Lender hereunder shall be made on or before 12:30 p.m. on the date of such Request if made before 10:30 a.m., otherwise by 12:30 p.m. of the next Business Day; provided, however, that in either case the Lender shall have received the Collateral contemplated under Section 3.1 below.

        2.2. Lender shall deliver the Loaned Securities to Borrower by causing the Loaned Securities to be credited to Borrower's account and debited to Lender's account at the Clearing Organization, as agreed to by the parties hereto, and each of Lender and Borrower shall provide notice of such debiting and crediting to the other party at the same time similar notice is given to the Clearing Organization by either party. The parties agree that such notice shall be deemed to constitute a schedule of the Loaned Securities for the purposes of Rule 15c3-3(b)(ii) under the Securities Exchange Act of 1934, as amended (the "1934 Act").

        3. Collateral.

        3.1. Prior to the receipt of any Loaned Securities, Borrower shall deliver to Lender Collateral to secure the performance by Borrower of its obligations under this Agreement with respect to such Loan in an amount equal to 102% (the "Margin Percentage") of the market value of such Loaned Securities (determined in accordance with Section 18 below).

        3.2. Except as provided in Section 13 below, Lender shall be obligated to return the Collateral to Borrower on termination of the Loan upon tender to Lender of all Loaned Securities.

        4. Fees for Loans.

        4.1 Borrower shall pay Lender a monthly fee in arrears for Loans, such fee to equal 0.1% of the greater of (x) the sum of the market values of all Loaned Securities (as calculated pursuant to Sections 8 and 18 below) measured as of the date such Loaned Securities were initially credited to Borrower's account for each Loan or (y) the sum of the products of (1) each of the amounts specified in the preceding clause (x) and (2) the sum of one and the percentage change, expressed as a decimal, in the S&P 500 index on the date such Loaned Securities were borrowed and the last day of the month, times the number of days such Loan was outstanding in each month. (See Attachment A for an example of how the fee will be calculated.) Borrower shall provide Lender and Mr. Gosman with a written confirmation of such basis of compensation and the calculation thereof. Any fee payable hereunder shall be payable by Borrower to Lender (i) within 10 days of the end of the month for which the fee was incurred, or (ii) immediately, in the event of a Default hereunder by Borrower.

        4.2 Lender may, in the event Lender disputes the calculation referred to in Section 4.1 above, submit to Borrower within 60 days any adjustment to such calculation and Lender and Borrower shall, to the mutual satisfaction of both parties, resolve any differences of calculation thereof.

        5. Termination of the Loan. Unless otherwise agreed in writing, Borrower may terminate a Loan on any Business Day by returning the Loaned Securities before 11:30 a.m. New York City time on such day to Lender. Lender may terminate a Loan with respect to any or all Shareholders on the 5th Business Day (subject to the lesser time period indicated in Section 1.1 above) following the day on which Lender, prior to the close of business on that day, gives written notice of termination of the Loan to Borrower. Unless otherwise agreed, Borrower shall, on or before such termination date, deliver the Loaned Securities to Lender, or cause the Loaned Securities to be credited to Lender's account at the Clearing Organization. Any Loan outstanding on the termination of this Agreement pursuant to Section 22 hereof shall also be deemed terminated.

        6. Rights of Borrower in Respect of the Loaned Securities. Until a Loan is terminated in accordance herewith, Borrower shall have all the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to any purchaser (as defined in the New York Uniform Commercial Code) or to others free of any adverse claim (as defined in Article 8 in the New York Uniform Commercial Code). Lender hereby waives the right to vote or to provide any consent or to take any similar action with respect to the Loaned Securities during the term of the Loan.

        7. Dividends, Distributions, Etc.

        7.1. Lender shall be entitled to receive from Borrower distributions in lieu of distributions made on or in respect of the Loaned Securities, the record dates for which are during the term of the Loan and which are not otherwise received by Lender, to the full extent Lender would be so entitled if the Loaned Securities had not been lent to Borrower, including, but not limited to: (a) all property, (b) stock dividends, (c) securities received as a result of split ups of the Loaned Securities and distributions in respect thereof, (d) interest payments, and (e) all rights to purchase additional securities.

        7.2. Any cash distribution which Lender is entitled to receive pursuant to Section 7.1 above shall be paid to Lender by Borrower as promptly as practicable, but in no event more than three Business Days, after the cash distribution in respect of the underlying Loaned Securities is received by the holders of the Loaned Securities. Any non-cash distribution which Lender is entitled to receive pursuant to Section 7.1 above shall be added to the Loaned Securities and shall be considered such for all purposes, except that if the Loan of the Loaned Securities with respect to which such distribution is payable has terminated, Borrower shall forthwith deliver such distribution to Lender.

        8. Mark to Market Margin.

        8.1. Borrower shall daily mark to market any Loan hereunder and in the event that at the close of trading on any Business Day the value of all the Collateral delivered hereunder by Borrower to Lender shall be less than the Margin Percentage of the market value of all the outstanding Loaned Securities, Borrower shall deliver additional Collateral to Lender by the close of business the next day Business Day so that the market value of additional Collateral when added to market value of the Collateral shall equal the Margin Percentage of the market value of the Loaned Securities as of the close of trading on the preceding Business Day. Borrower shall provide Lender on a daily basis a facsimile or other copy of the calculations made in determining the market value of the Loaned Securities and Collateral.

        8.2. In the event that at the close of trading on any Business Day the value of all the Collateral held hereunder by Lender shall be greater than the Margin Percentage of the market value of all the outstanding Loaned Securities:

          (i) if the Collateral includes any assets other than letters of credit, Lender shall deliver to Borrower an amount of Collateral, in the form of assets other than letters of credit, selected by Borrower such that the market value of the remaining Collateral equals the Margin Percentage of the market value of the Loaned Securities; and

          (ii) Borrower may, by notice to Lender, demand that Lender deliver by the close of business the next day Business Day to Borrower such additional Collateral specified by Borrower so long as the market value of the remaining Collateral shall not be less than the Margin Percentage of the market value of the Loaned Securities.

        Any such delivery of Collateral under clause (i) or (ii) above is to be made by 11:30 A.M. on the next Business Day.

        9. Representations of the Parties Hereto. The parties hereby make the following representations and warranties as of the date hereof and as of each Loan hereunder:

        9.1. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement and to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the enforceability hereof may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        9.2. Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations applicable to it, and with respect to those of securities regulatory or self-regulatory organizations applicable to it, to such party's knowledge.

        9.3. Each party hereto represents and warrants that it has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder.

        9.4. Borrower represents and warrants that (a) it is a corporation organized under the laws of the State of Delaware and (b) it (or the party to whom it relends the Loaned Securities) is borrowing or will borrow the Loaned Securities for the purpose of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T.

        9.5. For purposes of entering into this Agreement, Mr. Gosman represents and warrants that he is a duly authorized trustee under the Declaration of Trust dated July 3, 1996 known as the "Gosman CareMatrix Trust" and in such capacity, as Trustee, has full power and authority to enter into this Agreement and to perform any obligations hereunder and to lend the shares of Company Common Stock held by the Trust in accordance with the terms of this Agreement and that any shares of Company Common Stock loaned to Borrower are directly owned by the Trust free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

        9.6. Mr. Gosman represents and warrants that as of the date hereof the Trust is the beneficial owner of no less than 1,150,000 shares of Company Common Stock.

        9.7. Each member of the Officers and Others Group represents and warrants that as of the date hereof he or she is the beneficial owner of the number of shares of Company Common Stock appearing opposite his or her name on Exhibit C attached hereto free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

        9.8. Lender represents and warrants that it is a corporation duly organized and validly existing under the laws of Colorado.

        10. Opinions of Counsel.

        10.1 Each party hereto shall have delivered as of the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement referred to in Section 15 hereof, an opinion of counsel addressed to the other parties to the effect that:

          (a) such party has the power to execute and deliver this Agreement and to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed, and delivered by such party; and (c) this Agreement constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and

          (b) the execution, delivery and performance by such party of this Agreement has complied with all applicable laws and regulations.

        10.2 Counsel for Mr. Gosman shall, in addition to the opinions set forth in Section 10.1 above, deliver an opinion to the effect that (a) for purposes of this Agreement, Mr. Gosman is the duly authorized trustee for the Trust and in such capacity, as Trustee, has full power and authority to enter into this Agreement and to perform any obligations thereunder and to lend the shares of Company Common Stock held by the Trust in accordance with the terms of this Agreement, and (b) by delivery by the Shareholders of a certificate or certificates representing the shares of Company Common Stock loaned to Borrower, Borrower shall have acquired all the rights of the Shareholders in such shares, free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company, assuming Borrower has purchased such shares for value, in good faith and without notice of any adverse claim, subject to the terms of this Agreement.

        10.3 Counsel for Lender shall, in addition to the opinion set forth in
Section 10.1 above, deliver an opinion to effect that Lender is a corporation duly organized and validly existing under the laws of Colorado.

        10.4. Counsel for Borrower shall, in addition to the opinion set forth in Section 10.1 above, deliver an opinion to effect that Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware.

        11. Covenants.

        11.1. Each party hereto agrees that this Agreement and the Loans made hereunder shall be "securities contracts" for purposes of the Bankruptcy Code and any bankruptcy proceeding thereunder.

        11.2. Each party agrees to be liable as principal with respect to its obligations hereunder.

        11.3. Lender shall not be liable hereunder in its individual capacity but solely as Custodian under the Custodian Agreement. Lender shall make all Loans out of the account established by Lender under the Custodian Agreement.

        11.4. Borrower has furnished and will continue to furnish Lender with its most recent statement required to be furnished to customers pursuant to Rule 17a-5(c) under the 1934 Act.

        11.5. Notwithstanding anything to the contrary herein, in any letter of credit forming part of the Collateral or under applicable law, Lender may not draw on any letter of credit forming part of the Collateral unless (i) Borrower has failed to comply with its obligations under Section 8 above or is in Default hereunder or (ii) such draw is expressly permitted under Section 11.6 below.

        11.6. Lender may draw on any letter of credit forming part of the Collateral if (i) not more than 45 and not less than 30 days prior to the expiration of such letter of credit, Lender or any Shareholder has notified Borrower in writing of such impending expiration, (ii) by the close of business on the first Business Day following the 15th day prior to the expiration date of such letter of credit (not counting such expiration date as one of the 15 days), such letter of credit has not been extended for at least 120 days from such expiration date or replaced with a letter of credit that meets the definition of Collateral and that does not expire for at least 120 days from such expiration date, and (iii) as of the close of business on the Business Day immediately preceding the date of draw on such letter of credit, the value of all Collateral, other than such letter of credit, is less than the Margin Percentage of the market value of all the outstanding Loaned Securities. If any letter of credit forming part of the Collateral requires Lender to state that Borrower has failed to comply with its obligations hereunder as a condition to draw, then (but only for the purposes of allowing Lender to make such statement) Borrower's failure to extend or replace such letter of credit, as contemplated by clause
(ii) above, shall constitute a failure by Borrower to comply with its obligations hereunder.

        In the event of any draw by Lender on a letter of credit forming part of the Collateral in accordance with this Section 11.6, the term "Collateral" shall include (i) any cash received by Lender as a result of such draw, (ii) any securities or other property acquired by Lender with such cash and (iii) all interest, dividends and other income received by Lender in respect of any of the foregoing. Such Collateral shall be security for Borrower's obligations hereunder and Borrower hereby pledges with, assigns to, and grants Lender a continuing security interest in, and a lien upon, such Collateral, which shall attach upon the delivery of such Collateral to Lender and which shall cease upon the delivery of such Collateral to Borrower. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a security party under the New York Uniform Commercial Code. It is understood that Lender may invest such Collateral, if such consists of cash, in United States Treasury obligations, but that Lender may not pledge, repledge, hypothecate, rehypothecate, lend, relend or commingle with other collateral or with its own assets, such Collateral, if such consists of other than cash, other than in accordance with this Agreement.

        11.7. Borrower agrees to indemnify and hold harmless Lender and the Shareholder against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any breach or alleged breach by Borrower of its obligations in connection with any relending by Borrower of Loaned Securities, other than any breach or alleged breach (i) relating to a matter described in Section 3 of the Registration Rights Agreement (as defined in Section 15 below) or (ii) caused by a breach of this Agreement by Lender (with respect to indemnification of Lender) or by a Shareholder (with respect to indemnification of such Shareholder).

        11.8 Borrower agrees to provide notice to Lender within [ten] days of the occurrence of the Event of Default described in Section 12(h) and Lender agrees to provide notice to Borrower within ten days of the occurrence of the Event of Default described in Section 12(i).

        12. Events of Default. Any or all Loans between Borrower and Lender may (at the option of the non-defaulting party or, if Borrower is the defaulting party, at the option of any Shareholder, in each case exercised by notice to the defaulting party) be terminated immediately upon the occurrence of any one or more of the following events (individually a "Default"):

          (a) if any Loaned Securities shall not be delivered to Lender on a termination date of the applicable Loan previously specified pursuant to
     Section 5 above;

          (b) if any Collateral shall not be delivered to Borrower on the termination date of the applicable Loan upon tender to Lender of Loaned Securities and such default is not cured within four Business Days of receipt of notice of such failure by Lender;

          (c) if (1) any party shall fail to deliver or return Collateral, as the case may be, as required by Section 3 above or Lender fails to return Collateral, as required by Section 8 above, or (2) for four consecutive Business Days Borrower has been required to deliver Collateral pursuant to
     Section 8 above and has failed to do so;

          (d) if Borrower shall fail to make the payment of distributions as required by Section 7 above and such default is not cured within the earlier of four Business Days of receipt of notice of such failure by Borrower or five Business Days after mailing of such notice via overnight courier;

          (e) if Borrower shall fail to pay any fee required pursuant to Section 4 above and such default is not cured within the earlier of four Business Days of receipt of notice of such failure by Borrower or five Business Days after mailing of such notice via overnight courier;

          (f) any representation or warranty made pursuant to Section 9 above was not true when made or ceases to be true during the term of any Loan hereunder and such default is not cured within the earlier of four Business Days of receipt of notice of such default by the defaulting party or five Business Days after mailing of such notice via overnight courier;

          (g) if Borrower shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or any material part of its properties; or if any petition, not dismissed within 30 calendar days, is filed against a party hereto (other than by any other party to this Agreement) in any court or before any agency alleging the bankruptcy or insolvency of such party or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a receiver or trustee of all or any material part of such party's property;

          (h) if Borrower shall have been suspended or expelled from membership or participation in any national securities exchange or association or other self-regulatory organization or if it is suspended from dealing in securities generally by any governmental agency;

          (i) if Lender shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof;

          (j) if the Trustees shall no longer have authority to lend to Borrower the Company Common Stock held by the Trust or if for any reason the Loan of Company Common Stock shall violate any existing applicable law, rule, regulation, judgment, order or decree of any government, government instrumentality or court having jurisdiction over activities of the Trustees or the Trust;

          (k) if either party notifies the other, orally or in writing, of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates, any of its obligations hereunder; or

          (l) if either party (i) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses (a) through (k) above, including but not limited to the payment of fees as required by
     Section 4, and the payment of transfer taxes as required by Section 15,
     (ii) shall have received notice of such failure from the non-defaulting party and (iii) shall not have cured such failure before the close of business on the next day.

        13. Remedies. (a) In the event of any Default under Section 12(d), 12(e), 12(f), 12(g), 12(h) or 12(i) above, the non-defaulting party shall have the right, in addition to any other remedies provided herein or under applicable law (without further notice to the defaulting party), upon termination of all Loans to retain such of the Collateral (if the non-defaulting party is Lender) or Loaned Securities (if the non-defaulting party is Borrower) sufficient to cover any allowable damage suffered by the non-defaulting party.

        (b) In the event of any termination of a Loan of Loaned Securities as a result of a Default by Borrower under Section 12 above, Lender (or, in accordance with Section 14 below, any Shareholder) shall have the right, at its option, in addition to any other remedies provided herein or under applicable law, to either (i) purchase a like amount of the Loaned Securities in any recognized and customary market for such securities and apply the Collateral (but if not all Loans have been terminated, only in an amount not in excess of the Margin Percentage of the market value of such Loaned Securities as of the date of Default) to the payment of the purchase price of such securities, after deducting therefrom all amounts, if any, due Lender under Sections 7 and 16 hereof or (ii) draw on any letter of credit constituting Collateral (or return any cash Collateral) in an amount equal to the market value of such Loaned Securities as of the date of Default or, if less, in the amount then available under the Collateral. If Lender (or, in accordance with Section 14 below, any Shareholder) exercises either of such rights, Borrower's obligation to return such Loaned Securities shall terminate. Any such exercise by Lender (or, in accordance with Section 14 below, any Shareholder) shall not, however, terminate, satisfy or discharge any other obligations of Borrower hereunder. Lender (or, in accordance with Section 14 below, any Shareholder) may also apply the Collateral to any other obligation of Borrower under this Agreement, including, without limitation, unpaid fees and distributions owed to Lender pursuant to Sections 4 and 7 above. In the event the purchase price of a like amount of Loaned Securities exceeds the amount of the Collateral that Lender or any Shareholder was permitted to apply under clause (i) above, Borrower shall (subject to Section 13(e) below) be liable to Lender (or, in accordance with Section 14 below, any Shareholder) for the amount of such excess (plus all other amounts, if any, due to Lender hereunder), together with interest on all such amounts at the Prime Rate from the date of either the purchase of securities or the drawing under the Collateral, as the case may be, until the date of payment of such excess. The purchase price of securities purchased under this Section 13(b)
shall include broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase. In the event Lender (or, in accordance with Section 14 below, Mr Gosman) elects to exercise its rights under clause
(ii) above and the Collateral is less than the market value of the Loaned Securities on the date of such Default, Borrower shall be liable to Lender (or, in accordance with Section 14 below, any Shareholder) for the amount of such deficiency, together with interest on such deficiency at the Prime Rate from the date of such Default until the date of payment. Upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

        (c) In the event of any Default by Lender under Section 12(b) above, Borrower shall have the right, in addition to any other remedies provided herein or under applicable law, to (i) treat an amount of Loaned Securities with a market value equal to the Margin Percentage of the Collateral not returned as its own and (ii) sell a like amount of the Loaned Securities in the principal market for such securities and to retain the proceeds of such sale. If Borrower exercises such right, Lender's obligation to return the previously due Collateral shall terminate and Lender shall have the right to draw on such Collateral and retain the proceeds. Any such exercise by Borrower shall not, however, terminate, satisfy or discharge any other obligations of Lender hereunder. In the event the sale price received from such securities is less than the value of the Collateral not returned, Lender shall be liable to Borrower for the amount of any deficiency (plus all amounts, if any, due to Borrower hereunder), together with Interest on such amount at the Prime Rate from the date of such sale until the date of payment of such deficiency. In calculating this deficiency, there shall be deducted from the proceeds of the securities sold under this Section 12(c) broker's fees and commissions and all other reasonable costs, fees and expenses related to such sale.

        (d) Nothing in Section 12(a), 12(b) or 12(c) above shall be taken to limit the remedies of one party for a breach of this Agreement by any party if such breach does not constitute a Default.

        (e) Notwithstanding anything else in this Agreement, in any letter of credit forming part of the Collateral or under applicable law:

          (1) unless and until a Default by Borrower under Section 12 above (other than Section 12(a)) has occurred, the liability of Borrower for any failure to comply with its obligations hereunder shall be limited to an amount equal to the Margin Percentage of the market value of the Loaned Securities on the date such failure arises;

          (2) neither Lender nor any Shareholder may draw on any Collateral following a Default by Borrower in an amount in excess of the Margin Percentage of the market value of the Loaned Securities that Borrower failed to deliver to Lender determined on the date such Default arises, including brokers' fees and commissions and all other reasonable costs, fees and expenses related to such purchase;

          (3) not later than the Business Day immediately preceding any purchase by Lender or any Shareholder of Company Common Stock to cover, compensate for or remedy a breach by Borrower hereunder, Lender or any Shareholder shall orally notify Borrower that it intends to make such purchase (it being agreed that such notification may be given prior to the time that Lender or any Shareholder shall be authorized hereunder to make such purchase); and

          (4) not later than the Business Day immediately preceding any exercise by Borrower of any of rights under Section 12(c) above, Borrower shall orally notify the Shareholders of its intention to do so (it being agreed that such notification may be given prior to the time that Borrower shall be authorized hereunder to exercise such rights).

        14. [Reserved.]

        15. Registration Rights. The Shareholders will use their best efforts
(a) to cause the Company, as soon as practicable and no later than October 23, 1997, to enter into a registration rights agreement (the "Registration Rights Agreement") substantially in the form attached as Exhibit B hereto and (b) upon execution of the Registration Rights Agreement, to cause to have delivered an opinion of Nutter, McClennen & Fish, LLP, special counsel for the Company, to the effect that (i) the Company has corporate power and authority to enter into the Registration Rights Agreement, (ii) the Registration Rights Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles, and except as enforceability of the indemnification and contribution provisions thereof may be limited by applicable law, equitable principles or public policy, and (iii) for purposes of entering into this Agreement, Mr. Gosman is the duly authorized trustee for the Gosman CareMatrix Trust and in such capacity, as Trustee, has full power and authority to enter into the Agreement and to perform any obligations thereunder and to lend the shares of Company Common Stock held by the Trust in accordance with the terms of this Agreement.

        16. Transfer Taxes. All transfer taxes with respect to the transfer of the Loaned Securities by Lender to Borrower and by Borrower to Lender upon termination of each Loan shall be paid by Borrower.


        17. Definitions. For the purposes hereof:

          "Business Day" shall mean any day recognized as a settlement day by the New York Stock Exchange, Inc.

          "Clearing Organization" shall mean The Depository Trust Company ("DTC"), or, if agreed to by the parties hereto, such other clearing agency at which Borrower and

     Lender (or Lender's agent) maintain accounts, or a Federal Reserve Bank which maintains a book-entry system.

          "Collateral" shall mean an irrevocable letter of credit issued by a bank (as defined in Section 3(a)(6)(A)-(C) of the 1934 Act) acceptable to Lender and delivered to Lender pursuant to Section 3 or 8 hereof substantially in the form attached as Exhibit A hereto or in such other form as shall be reasonably acceptable to Lender and further approved in writing by Mr. Gosman.

          "Gosman Group" shall mean Mr. Gosman, any member of Mr. Gosman's family, the Trust, and any affiliate or family member of any of the foregoing which either (x) holds Company Common Stock as of the date hereof or (y) is the transferee of shares of Company Common Stock from any of the foregoing subsequent to the date hereof.

          "Loan" shall mean a loan of Loaned Securities hereunder.

          "Loaned Security" shall mean any share of the Company Common Stock delivered as a Loan hereunder until the Clearing Organization credits Lender's accounts or the certificate for such share (or an identical share) is delivered or otherwise accepted back hereunder or until the share is replaced by purchase of an identical security, except that, if any new or different security shall be exchanged for any Loaned Security by reorganization, recapitalization or merger of the issuer of such Loaned Security, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made. For purposes of the return of Loaned Securities by Borrower or the purchase or sale of securities pursuant to Section 13 above, such term shall include securities of the same issuer, class and quantity of Loaned Securities, as adjusted pursuant to the preceding sentence. Notwithstanding the foregoing, any non-cash property deemed added to the Loaned Securities pursuant to Section
     7.2 above shall be deemed Loaned Securities until delivered to Lender upon termination of the Loan thereof.

          "Prime Rate" shall mean the prime rate as quoted in the Wall Street Journal (New York Edition) for the Business Day preceding the date on which such determination is made. If more than one rate is so quoted, the prime rate shall be the average of the rates so quoted.

        18. Market Value.

        18.1. If the principal market for any securities to be valued is a national securities exchange, their market value shall be determined for all purposes by their last sale price on such exchange on the preceding Business Day or, if there was no sale on that day, by the last sale price on the next preceding day on which there was a sale on any such exchange, all as quoted on the consolidated tape for such exchange or, if not quoted on such consolidated tape, then as quoted by any such exchange.

        18.2. If the principal market for the securities to be valued is the over-the-counter market, their market value shall be determined as follows. If the securities are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), their market value shall be the closing sale price on NASDAQ on the preceding Business Day or, if the securities are issues for which last sale prices are not quoted on NASDAQ, the closing bid price on such day. If the securities to be valued are not quoted on NASDAQ, their market value shall be the highest bid quotation as quoted in any of The Wall Street Journal (New York Edition), the National Quotation Bureau pink sheets, the quotation sheets of registered market makers and, if necessary, dealers' telephone quotations on the preceding business day in which there was such a quotation.

        18.3. The value of any letter of credit forming part of the Collateral shall equal the undrawn amount under such letter of credit.

        19. Applicable Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Colorado.

        20. Waiver. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of this Agreement. All waivers in respect of a Default must be in writing.

        21. Remedies. All remedies and limitations on damages hereunder shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

        22. Termination. This Agreement shall terminate (a) upon the earliest to occur of the following: (i) more than 3 million shares of Company Common Stock shall have been sold pursuant to one or more underwritten public offerings for cash, and (ii) September 16, 2000; (b) with respect to any member of the Officers and Others Group, such time as such member shall have sold all his or her shares of Company Common Stock; and (c) with respect to Mr. Gosman, such time as a registration statement registering sales of all the shares of the Gosman Group of Company Common Stock held at that time has been declared effective in a firm underwritten offering for cash. In the case of clause
(a)(i), five Business Days' prior notice (the "Notice Period") shall be given to the Borrower of the occurrence of such event and upon such notice, Borrower agrees to suspend any pending or future loan request hereunder for the duration of the Notice Period.

        23. Notices. Any request, demand, authorization, notice, waiver, consent, report or communication to a party hereunder shall, unless this Agreement specifically provides otherwise, be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers (or to such address or facsimile number as such party may designate by the notice):

             if to Lender:

                           American Securities Transfer & Trust, Inc.
                           1825 Lawrence, Suite 444
                           Denver, CO  80202
                           Attention:  Charles R. Harrison
                           Facsimile No.: (303) 298-5380
                           Telephone No.:(303) 298-5370

             if to Borrower:

                           BancAmerica Robertson Stephens
                           555 California Street
                           San Francisco, CA  94104
                           Attention:  Brendan Dyson
                           Facsimile No.:  (415) 693-3557
                           Telephone No.:  (415) 781-9700

             if to Mr. Gosman:

                           Abraham D. Gosman
                           Trustee, Gosman CareMatrix Trust
                           513 North County Road
                           Palm Beach, FL  33480
                           Facsimile No.:  (561) 848-0752
                           Telephone No.:  (561) 881-1989
             with a copy to:

                           James M. Clary III
                           c/o CareMatrix Corporation
                           197 First Avenue
                           Needham, MA  02194
                           Facsimile No.:  (617) 433-1073
                           Telephone No.:  (617) 433-1000

             if to a member of the Officer and Director Group:

                           Amy Beth Clary
                           c/o CareMatrix Corporation
                           197 First Avenue
                           Needham, MA  02194
                           Facsimile No.:  (617) 433-1073
                           Telephone No.:  (617) 433-1000

                           Robert M. Kaufman
                           c/o CareMatrix Corporation
                           197 First Avenue
                           Needham, MA  02194
                           Facsimile No.:  (617) 433-1073
                           Telephone No.:  (617) 433-1000

                           Frederick R. Leathers
                           c/o CareMatrix Corporation
                           197 First Avenue
                           Needham, MA  02194
                           Facsimile No.:  (617) 433-1073
                           Telephone No.:  (617) 433-1000

                           Joel A. Kanter
                           c/o CareMatrix Corporation
                           197 First Avenue
                           Needham, MA  02194
                           Facsimile No.:  (617) 433-1073
                           Telephone No.:  (617) 433-1000
        with copies in the case of any notice, advice or instruction under
Section 5, 11.6, 12 or 13 above or this Section 23 to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Attention:  Linda Quinn
                           Facsimile No.:  (212 848-7179
                           Telephone No.:  (212) 848-8747

             and to:

                           Nutter, McClennen & Fish, LLP
                           One International Place
                           Boston, MA  02110-2699
                           Attention:   Michael J. Bohnen
                           Facsimile No.:  (617) 439-2000
                           Telephone No.:  (617) 973-9748

        Any request, demand, authorization, notice, waiver, consent, report or communication hereunder shall be deemed given when actually received, except that any request, demand, authorization, notice waiver, consent, report or communication actually received on a day that is not a Business Day or after business hours on a Business Day shall be deemed given and received on the next succeeding Business Day or five Business Days after mailing of such notice via overnight courier.

        24. Custodian's Fees. The Custodian's fees in connection with this Agreement and the Custody Agreement will be paid by the Borrower pursuant to a fee schedule agreed to by the Borrower.

        25. Obligations of the Shareholders. The obligations of each of the Shareholders under this Agreement are several and not joint, and this Agreement is not among such Shareholders but is between each such Shareholder and the Lender and the Borrower.

        26. Miscellaneous. This Agreement supersedes any other agreement between the parties concerning loans of securities between the parties hereto. This Agreement shall not be assigned by any party without the prior written consent of the other parties, and any such assignment without such consent shall be void; provided, however, that any successor Custodian to Lender under the Custodian Agreement shall automatically succeed to the rights and obligations of Lender hereunder. Subject to the foregoing, this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.

                                    BANCAMERICA ROBERTSON STEPHENS


                                    By:  /s/ Neil J. Sandler
                                         ----------------------------------
                                         Name:  Neil J. Sandler
                                         Title: Managing Partner


                                    ABRAHAM D. GOSMAN, as Trustee under the
                                    Gosman CareMatrix Trust and not in his
                                    individual capacity,


                                    By:  /s/ Abraham D. Gosman
                                         ----------------------------------
                                         Name:  Abraham D. Gosman
                                         Title: Trustee


                                    AMERICAN SECURITIES TRANSFER &
                                    TRUST, INC., as Custodian,


                                    By:  /s/ Charles R. Harrison
                                         ----------------------------------
                                         Name:  Charles R. Harrison
                                         Title: CEO and President

                                    AMY BETH CLARY

                                    /s/ Amy Beth Clary
                                    ----------------------------------


                                    ROBERT M. KAUFMAN

                                    /s/ Robert M. Kaufman
                                    ----------------------------------


                                    FREDERICK R. LEATHERS

                                    /s/ Frederick R. Leathers
                                    ----------------------------------


                                    JOEL A. KANTER

                                    /s/ Joel A. Kanter
                                    ----------------------------------

                                                                       EXHIBIT A
(Bank Name)
(Address)

IRREVOCABLE STAND-BY LETTER OF CREDIT NO.
-----------------------------------------

                                                Effective Date:

                                                AMOUNT AVAILABLE:
                                                (In Numbers):
                                                (In Words):

BENEFICIARY:                                    APPLICANT:
ATTN:
EXPIRY DATE:

Dear Sir,

We hereby issue in your favor this irrevocable Stand-by Letter of Credit which is available against your draft draw at sight or as accompanied by the following:

     Your signed statement that "(the applicant/address) has failed to comply with the terms of the Securities Loan Agreement dated
     October __, 1997."

Reference in this Letter of Credit to that certain agreement between (the applicant) and (the Beneficiary) is for identification purposes only and is not incorporated herein by reference.

Drafts drawn under this Letter of Credit must be drawn and presented together with the accompanying documentation at our _________________________ ATTN:
____________ not later than (expiry date).

Drafts must be marked as drawn under this letter of credit (mentioning our reference number).

We hereby engage with you that all drafts drawn and/or documents presented under and in compliances with the terms of the Letter of Credit will be duly honored upon presentation to us.

This Letter of Credit is to be issued subject to the Uniform Customs and Practices for Documentary Credits (1983 Revision), International Chamber of Commerce, Publication No. 400, and where not inconsistent with said Uniform Customs and Practices, Article 3 of the New York Uniform Commercial Code.

Yours truly,
(BANK NAME)


-----------------------------------          ---------------------------------
Authorized Signature                         Authorized Signature

                                                                       EXHIBIT B


[Form of Registration Rights Agreement]

                                                                October __, 1997

BANCAMERICA ROBERTSON STEPHENS
555 California Street
San Francisco, California  94104



        THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October __, 1997 between CareMatrix Corporation, a Delaware corporation (the "Company"), and you in consideration of the Securities Loan Agreement of even date herewith. Reference is made to the Securities Loan Agreement of even date herewith (the "Securities Loan Agreement"), by and among BancAmerica Robertson Stephens (the "Borrower"), American Securities Transfer & Trust, Inc., not in its individual capacity, but solely as Custodian under the Custodian Agreement dated as of the date hereof (the "Custodian Agreement") between each of the Shareholders (as defined herein) and the Custodian, and each of Abraham D. Gosman and Michael J. Bohnen, not in their individual capacities but solely as Trustees under the Gosman CareMatrix Trust (the "Trust") and that certain group of officers of the Company and other individuals set forth on the Exhibit C hereto (the "Officers and Others Group"). The Custodian is referred to herein as the "Lender". Mr. Gosman and the Officers and Others Group are collectively referred to herein as the "Shareholders". CareMatrix Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with you as follows:

        1. SHELF REGISTRATION. The Company shall, as promptly as practicable after the execution of this agreement but in no event later than October __, 1997, file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") of the Company under the Securities Act of 1933, as amended (the "1933 Act"), covering, among other things, the sale by Borrower of shares of common stock of the Company ("Common Stock") that are Loaned Securities ("Loaned Company Stock"). The Company shall use its all commercially reasonable efforts to cause the Commission to declare the registration statement effective as promptly as practicable and in any event not later than 45 days following the filing thereof.

        "Loaned Security" shall mean any share of Common Stock delivered as a Loan under the Securities Loan Agreement until the Clearing Organization credits Lender's accounts or the certificate for such share (or an identical share) is delivered or otherwise accepted back under such Securities Loan Agreement or until the share is replaced by purchase of an identical security, except that, if any new or different security shall be exchanged for any Loaned Security by reorganization, recapitalization or merger of the issuer of such Loaned Security, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made. For purposes of the return of Loaned Securities by Borrower or the purchase or sale of securities pursuant to Section 13 of the Securities Loan Agreement, such term shall include securities of the same issuer, class and quantity of Loaned Securities, as adjusted pursuant to the preceding sentence. Notwithstanding the foregoing, any non-cash property deemed added to the Loaned Securities pursuant to Section 7.2 of the Securities Loan Agreement shall be deemed Loaned Securities until delivered to Lender upon termination of the Loan thereof.

        (b) The Company shall use its all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus constituting a part thereof (the "Prospectus") to be usable by Borrower, or any person to whom Borrower lends Loaned Company Stock (Borrower or any such person being referred to herein as a "Holder"), in connection with any public offering and sale of Loaned Company Stock.

        (c) The Company shall be deemed not to have used all commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if the Company voluntarily takes any action that would result in Borrower not being able to offer and sell any Loaned Borrowed Stock during that period, unless (i) such action is required by applicable law, (ii) upon the occurrence of any event contemplated by Section 2(c)(v) below, and such action is taken by the Company in good faith and for valid business reasons or (iii) the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company shall have determined in good faith that such disclosure is not in the Company's best interests or the best interests of its stockholders, and, in the case of clause (ii) above, the Company thereafter promptly complies with the requirements of Section 2(h) below.

        2. REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the following provisions shall apply:

        (a) The Company shall furnish to Borrower, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereto and each supplement, if any, to the Prospectus included therein and of each report or other document incorporated therein by reference) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as Borrower reasonably may propose.

        (b) Notwithstanding any other provision hereof, the Company shall take such action as may be necessary so that (i) any Shelf Registration Statement, and any amendment thereto, and any Prospectus forming a part thereof, and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the 1933 Act and the 1934 Act and the respective rules and regulations thereunder,
(ii) any Shelf Registration Statement, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be responsible for the correctness of any information contained in the Shelf Registration Statement or the Prospectus or any amendment or supplement thereto provided to the Company in writing by Borrower specifically for inclusion therein.

        (c) The Company shall advise Borrower, and, if requested by Borrower, confirm such advice in writing:

          (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement, the Prospectus, or each report or other document incorporated by reference therein, or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Loaned Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

          (v) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or any amendment thereto or each supplement, if any, to the Prospectus forming a part thereof in order to make the statements therein not misleading.

        (d) The Company will make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

        (e) The Company will furnish to Borrower, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, any report or document incorporated by reference therein, including financial statements and schedules, and, if Borrower so requests in writing, all exhibits (including those incorporated by reference).

        (f) The Company will deliver to Borrower, without charge, as many copies of the Prospectus and any amendment or supplement thereto as Borrower may reasonably request;

and will consent to the use of the Prospectus or any amendment or supplement thereto by Borrower in connection with the offering and sale of the Loaned Company Stock.

        (g) The Company will register or qualify or cooperate with Borrower in connection with the registration or qualification of such securities for offer and sale under the securities or blue sky laws of such jurisdictions as Borrower reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Loaned Company Stock; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

        (h) Upon the occurrence of any event contemplated by Section 2(c)(v) above, the Company will promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus forming a part thereof or any document or report incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Loaned Company Stock, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (i) The Company shall instruct Borrower to immediately suspend its use of the Prospectus if (i) the Commission has issued a stop order suspending the effectiveness of the Shelf Registration Statement, (ii) an event contemplated by
Section 2(c)(v) above has occurred or (iii) the Board of Directors of the Company, on the advice of its counsel, reasonably concludes that it is inadvisable as a matter of the federal securities laws that the Prospectus continue to be used. Such an instruction shall be given by facsimile transmission, with receipt confirmed telephonically. Such an instruction shall be deemed received (A) if receipt by each required recipient is telephonically confirmed between the hours of 7:30 a.m. and 4:30 p.m. on any Business Day, two hours after the last such confirmation is obtained or (B) otherwise, upon the next opening of business of the American Stock Exchange following the time the last such confirmation is made.

        3. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify, contribute to and hold harmless Borrower and each person, if any, who controls Borrower within the meaning of Section 15 of the 1933 Act as follows:

          (1) against any and all loss, li ability, claim, damage, expense and judgment whatsoever ("Loss"), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto or any information document or report incorporated by reference therein), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto or any information document or report incorporated by reference therein) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (3) against any and all expense whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (A) or (B) above;

        provided, however, that the provisions of this Section 3 shall not apply to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Borrower expressly for use in the Shelf Registration Statement (or amendment thereto) or the Prospectus.

        (b) The Company agrees to indemnify and hold harmless Borrower against any and all Loss, as incurred, following receipt by Borrower of a written instruction from the Company to cease using the Prospectus, to the extent such Loss arises out of Borrower's inability to deliver Loaned Company Stock upon settlement of trades entered into prior to receipt by Borrower of such instruction. The Company shall not be required under this Section 3(b) to indemnify Borrower for any Loss to the extent such Loss arises out of (1) Borrower's inability to deliver Loaned Company Stock upon settlement of trades entered into after receipt by Borrower of such instruction, (2) the bad faith or gross negligence of Borrower or (3) Borrower's failure to take reasonable steps to mitigate its Loss.

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to the Company of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity agreement. The Company may participate at its own expense in the defense of any such action.

        (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 3(a),
(b) and (c) above is for any reason
     held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and Borrower shall contribute to the aggregate Losses of the nature contemplated by said indemnity agreement incurred by the Company and Borrower, as incurred, in such proportions as is appropriate to reflect the relative fault of the Company, on the one hand, and Borrower, on the other hand, in connection with the statements or omissions that resulted in such Losses, determined by reference to whether any alleged untrue statement or omission related to information provided by the Company, on the one hand, or Borrower, on the other hand; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3(d), each person, if any, who controls Borrower within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as Borrower.

        4. OBLIGATIONS OF THE COMPANY. (a) On the date which the Shelf Registration Statement is declared effective, the Company shall deliver to
Borrower:

          (1) The opinion of Nutter, McClennen & Fish, LLP, special counsel for the Company, in form and substance reasonably satisfactory to Borrower, to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties and to conduct its business as described in the Shelf Registration Statement; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be duly qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

               (ii) Such counsel has been advised by the Commission that the Shelf Registration Statement became effective under the 1933 Act as of the date and time specified in such opinion, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Shelf Registration Statement has been issued by the Commission and no proceeding for that purpose is pending or threatened by the Commission;

               (iii) At the time the Shelf Registration Statement became effective and at the date of such opinion, the Shelf Registration Statement (other than the financial statements, financial statement schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered and that no opinion need be rendered with respect to the incorporated documents complying as to form to the 1934 Act.) appeared on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the regulations thereunder;

               (iv) Mr. Gosman, as Trustee, is the duly authorized Trustee for the Trust and in such capacity as Trustee, has full power and authority to enter into the Securities Loan Agreement and to perform any obligations thereunder and to lend the shares of Company Common Stock held by the Trust in accordance with the terms of this Agreement;

               (v) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) that was incorporated by reference into the Shelf Registration Statement when it was declared effective on its face is appropriately responsive in all material respects to the requirements of the 1934 Act and the regulations thereunder;

               (vi) Each of the Company's subsidiaries has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization, with the corporate power and authority to own or lease its properties and to conduct its businesses as described in the Shelf Registration Statement; and each of the Company's subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be duly qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

               (vii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any subsidiary is a party or of which any property of the Company is the subject, which individually or in the aggregate are material; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or others;

               (viii) The information in the Company's most recent Annual Report on Form 10-K under the caption "Business--Legal Proceedings", to the extent that it purports to summarize matters of law or legal conclusions, has been reviewed by such counsel and fairly summarizes the matters described therein in all material respects;

               (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of any jurisdiction;

               (x) The descriptions in the Shelf Registration Statement of statutes, legal and governmental proceedings or contracts and other documents are fair summaries thereof and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Shelf Registration Statement that are not so described;

               (xi) The Company has corporate power and authority to enter into this Agreement; and

               (xii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Borrower, is a valid and binding agreement of the Company enforceable in accordance with its respective terms, except insofar as the indemnification, contribution and waiver provisions thereof may be limited by applicable law, equitable principles or public policy and except with respect to all such agreements, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

          In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company and the independent certified public accountants of the Company, at which such conferences the contents of the Shelf Registration Statement and the Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Shelf Registration Statement and the Prospectus, nothing has come to the attention of such counsel which leads them to believe that the Shelf Registration, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel will express no opinion with respect to the financial statements, including supporting schedules and other financial and statistical information derived therefrom).

          (2) A certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President of the Company and the chief financial or chief accounting officer of the Company, dated as of the effective date of the Shelf Registration Statement, to the effect that (i) from the date of the most recent financial information filed with the Commission as of such effective date of the Shelf Registration Statement there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or its subsidiaries, considered as one enterprise, (ii) the 1934 Act documents, as amended or supplemented to the date of such certificate, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) no stop order suspending the effectiveness of the Shelf Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (3) A letter from Coopers & Lybrand, in form and substances satisfactory to Borrower, to the effect that:

               (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the Rules and Regulations thereunder;

               (ii) it is their opinion that the financial statements and supporting schedules included in or incorporated by reference in the Shelf Registration Statement as of the time it became effective and covered by their opinions therein complied as to form in all material respects with the applicable accounting requirements of the 1933 Act and the regulations thereunder;

               (iii) based on limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) any unaudited financial statement included in or incorporated by reference in the Shelf Registration Statement as of the time it became effective does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference in the Shelf Registration Statement as of the time it became effective, (B) at a specified date not more than five days prior to the date of effectiveness of the Shelf Registration Statement, there has been any change in the capital stock of the Company or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the most recent balance sheet included in or incorporated by reference in the Shelf Registration Statement as of the time it became effective or (C) during the period from the most recent balance sheet included in or incorporated by reference in the Shelf Registration Statement as of the time it became effective to a specified date not more than five days prior to the date of effectiveness of the Shelf Registration Statement, there were any decreases, as compared with the corresponding period in the preceding year, in sales, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Shelf

          Registration Statement or the documents or reports incorporated by reference therein disclose have occurred or may occur; and

               (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information from documents or reports which are included in or incorporated by reference in the Shelf Registration Statement as of the time it became effective and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

        (b) Upon the date the Shelf Registration Statement is declared effective, the favorable opinion of Shearman & Sterling, counsel for Borrower, with respect to such matters as Borrower may request, shall be delivered.

        (c) Upon request by Borrower following the filing by the Company of its Annual Report on Form 10-K or any post-effective amendment to the Shelf Registration Statement or supplement to the Prospectus (as contemplated by Section 2(h) above), the Company shall deliver to Borrower an opinion of counsel (who need not be outside counsel) to the effect of Section 4(a)(1) above, an officer's certificate to the effect of Section 4(a)(2) above and an accountant's letter to the effect of Section 4(a)(3) above; provided, however, that such opinion, certificate or accountant's letter, as the case may be, shall (i) speak of the Shelf Registration Statement as amended by such filing and (ii) with respect to statements referencing the time of effectiveness of the Shelf Registration Statement, shall reference the Shelf Registration Statement both at the time of effectiveness and at the time of such subsequent filing.

        5. REGISTRATION EXPENSES. The Company will bear all expenses incurred in connection with the performance of its obligations under this Agreement

        6. MISCELLANEOUS. (a). The Company has not entered into, nor will the Company on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to Borrower in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to Borrower hereunder do not in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

        (b) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Borrower; provided no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 3 hereof shall be effective as against Borrower unless consented to in writing by Borrower.

        (c) Any request, demand, authorization, notice, waiver, consent, report or communication to a party hereunder shall, unless this Agreement specifically provides otherwise, be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers (or to such address or facsimile number as such party may designate by the notice):

             if to the Company:

                           CareMatrix Corporation
                           197 First Avenue
                           Needham, MA  02194
                           Attention:
                           Facsimile No.:  (617) 433-1073
                           Telephone No.:  (617) 433-1000

             if to Borrower:

                           BancAmerica Robertson Stephens
                           555 California Street
                           San Francisco, California  94104
                           Attention:  Brendan Dyson
                           Facsimile No.:  (415) 693-3557
                           Telephone No.:  (415) 781-9700

             with copies in the case of any notice, advice or instruction under
             Section 2 to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Attention:  Linda Quinn
                           Facsimile No.:  (212) 848-7179
                           Telephone No.:  (212) 848-8747

                           and to:

                           Nutter, McClennen & Fish, LLP
                           One International Place
                           Boston, MA  02110-2699
                           Attention:  Michael J. Bohnen
                           Facsimile No.:  (212) 439-2000
                           Telephone No.:  (212) 973-9748

        Any request, demand, authorization, notice, waiver, consent, report or communication hereunder shall be deemed given when actually received, except that any request, demand, authorization, notice waiver, consent, report or communication actually received on a day that is not a Business Day or after business hours on a Business Day shall be deemed given and received on the next succeeding Business Day.

        (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (f) This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

        (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         CAREMATRIX CORPORATION


                                         By:
                                             -----------------------------
                                             Name:
                                             Title:





Confirmed and accepted as of
the date first above written:

BANCAMERICA ROBERTSON STEPHENS


By:
     -----------------------------
     Name:
     Title:

                                                                       EXHIBIT C


======================================|=========================================
Name of Person                        |      Number of shares of Company Common
                                      |      Stock loaned
--------------------------------------|-----------------------------------------
Gosman CareMatrix Trust               |      850,000
--------------------------------------|-----------------------------------------
James M. Clary, III                   |      100,000
--------------------------------------|-----------------------------------------
Robert M. Kaufman                     |      100,000
--------------------------------------|-----------------------------------------
Joel A. Kanter                        |      50,000
--------------------------------------|-----------------------------------------
Frederick R. Leathers                 |      50,000
======================================|=========================================